EXHIBIT 10.2
LOAN AGREEMENT (BROKER-DEALER ARS FACILITY)
     THIS LOAN AGREEMENT (BROKER-DEALER ARS FACILITY) (this “Agreement”) is made and entered into as of February 19, 2008, by and between: PIPER JAFFRAY & CO., a Delaware corporation (“Borrower”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”); and has reference to the following facts and circumstances:
     A. Borrower has applied for a revolving line of credit from Lender in the principal amount of up to $200,000,000.00 which shall be secured by certain auction rate securities.
     B. Lender is willing to make said revolving line of credit available to Borrower upon, and subject to, the terms, provisions and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender covenant and agree as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):
     Advance shall mean each loan advance made hereunder by Lender to Borrower.
     Applicable Margin shall mean Two and 5/10 Percent (2.5%).
     Auction Rate Securities shall mean the auction rate securities described in Exhibit B-1 attached hereto and incorporated by reference. The list of auction rate securities described in Exhibit B-1 shall be amended upon the mutual agreement of Borrower and Lender.
     Banking Day shall mean any day on which Lender is open for business at its principal offices in St. Louis, Missouri and Minneapolis, Minnesota.
     Borrowing Base shall mean the total value of the Pledged Securities on Borrower’s books as determined in accordance with generally accepted accounting principles, multiplied by Ninety Percent (90%).
     Collateral Pledge Agreement shall have the meaning set forth in Section 8(c).
     Collateral Summary shall have the meaning set forth in Section 8(a).
     Credit Documents shall have the meaning set forth in Section 9(a).
     Event of Default shall have the meaning set forth in Section 10.
     Facility Amount shall mean Two Hundred Million Dollars ($200,000,000.00).
     Guarantor shall mean Piper Jaffray Companies, a Delaware corporation.
     Guaranty shall mean the Guaranty dated as of the date hereof, executed by Guarantor in favor of Lender.
     New York Banking Day means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.
     Note shall mean the Revolving Credit Note (Broker-Dealer ARS Facility) dated the date hereof, executed by Borrower and payable to the order of Lender in the principal amount of up to $200,000,000.00, in the form attached hereto and incorporated by reference as Exhibit A.

     Pledged Securities shall mean, collectively, at any time, all Auction Rate Securities and Variable Rate Demand Notes described in any Collateral Summary(ies) or in which a security interest is otherwise granted to Lender under any provision of the Collateral Pledge Agreement.
     Termination Date shall mean the earlier of August 19, 2008, or the date on which this Agreement is terminated pursuant to Section 10.
     Variable Rate Demand Notes shall mean the variable rate demand notes described in Exhibit B-2 attached hereto and incorporated by reference. The list of variable rate demand notes described in Exhibit B-2 shall be amended upon the mutual agreement of Borrower and Lender.
     2. Discretionary Credit Facility. Borrower may request Advances and Lender may (in its sole and unlimited discretion) make the Advances so requested, from time to time during the period from the date hereof until the Termination Date. This Agreement is not a commitment to lend but rather sets forth the procedures to be used in connection with any requests for Advances that Borrower may make and, in the event that Lender makes any such Advances, Borrower’s obligations to Lender with respect to such Advances. Any Advance requested under this Agreement will be made, if at all, in the sole and unlimited discretion of Lender, and nothing contained in this Agreement shall be interpreted as a promise to make any one or more Advances, even if Borrower satisfies all conditions contained in this Agreement. Interest shall accrue on each Advance as described in Section 6 below. Without limiting its discretion to elect whether or not to make a requested Advance, Lender will refuse to make any requested Advance to Borrower: (a) that would cause the aggregate amount of all Advances outstanding hereunder to exceed the Facility Amount; or (b) that would cause the aggregate principal amount of the Advances to exceed the limits set forth the Borrowing Base; provided, that in no instance shall the amount of the Advances exceed the amount permitted under any applicable law, regulation, rule or direction of any applicable regulatory authority.
     3. Procedures for Advances. The following provisions shall govern certain aspects of any Advance that Borrower may request under this Agreement:
     (a) Requests for Advances. Borrower may request an Advance by written notice or by telephonic, facsimile or electronic notice. All requests for Advances shall be directed to the individuals designated for such purpose by Lender from time to time. Each request by Borrower for an Advance shall be accompanied by further documents or information as required by Lender, including but not limited to, documents that evidence that the applicable Pledged Securities have been assigned or transferred to Borrower and that Borrower is the current owner of such Pledged Securities, and that such Pledged Securities have been transferred to Lender’s account at The Depository Trust Company.
     (b) Authorized Persons. Upon request, Borrower shall provide Lender with the names, titles and signatures of all individuals designated by Borrower to request Advances under this Agreement Borrower shall immediately notify Lender if any designated individuals of Borrower are no longer employed by Borrower, or are no longer authorized to request Advances under this Agreement; and if any new and/or additional individuals are designated by Borrower to request Advances under this Agreement.
     (c) Disbursements. If Lender elects to make any Advance requested by Borrower, Lender shall disburse the amount of the Advance by crediting the amount of that Advance to deposit account no. 150250032516 maintained by Borrower at Lender or by the transfer of immediately available funds, or otherwise, all as instructed by Borrower in its request for the Advance.
     4. The Note. Borrower’s obligation to repay all Advances shall be evidenced by the Note which shall be duly executed by Borrower and delivered to Lender.
     5. Termination Date; Prepayments. The unpaid principal balance of the Note shall be due and payable in full on the Termination Date. Borrower may prepay all or any part of the Note at any time, without premium or penalty, but any voluntary prepayment must include interest on the amount prepaid.
     6. Interest. Borrower shall pay interest to Lender on the aggregate unpaid principal amount of all Advances from time to time outstanding at an annual rate equal to the Applicable Margin plus the one-month LIBOR rate quoted by Lender from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect and reset each New York Banking Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation. Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error. The amount of interest accrued on the Note in each month shall be payable on the first Banking Day of the next month and also on the Termination Date. After the Termination Date or during the continuance of an Event of Default, Borrower shall pay interest to Lender on the aggregate and unpaid principal amount of all Advances from time to time outstanding at an annual rate equal to Two Percent (2%) over the applicable quoted rate(s). Borrower agrees to pay to Lender as additional interest hereunder, upon demand, the amount of any increased cost or reduced rate of return applicable to the Advances resulting from change or change in application to Lender of any law, rule, regulation or direction of any regulatory agency, including without limitation tax, duty, reserve (including, without limitation, any such item imposed by the Board of Governors of the Federal Reserve System) or similar requirement imposed on Lender, its assets or any deposits or credit extended by or to Lender.
     7. Payments. All payments under the Note shall be made in immediately available funds, by debiting a deposit account of Borrower at Lender, by wire transfer or otherwise. All payments by Borrower and all proceeds of any Pledged Securities that are foreclosed on by Lender shall be applied first to costs of collection, next to any other amounts owed under Section 11 below, next to accrued interest on the Note and finally to the principal balance of the Note. If any payment of principal of or interest on the Note, or any amount payable under Section 11 below, becomes due and payable on a day which is not a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall in such case be included in computing interest in connection with such payment.
     8. Security.
     (a) Upon any request for an Advance, Borrower will simultaneously deliver to Lender a summary of the Pledged Securities in form and substance satisfactory to Lender (a “Collateral Summary”), which shall identify the Pledged Securities, shall include the values of such Pledged Securities (as initially determined by Borrower), shall be sufficient to enable Lender to objectively determine the identity of the Pledged Securities, and with respect to any Pledged Securities that are Auction Rate Securities shall summarize Borrower’s plan to restructure such Pledged Securities. The total value of the Pledged Securities as summarized shall be such that the aggregate principal amount of the Advances, before and after giving effect to the requested Advance, shall not exceed the Borrowing Base. By requesting an Advance, Borrower shall be deemed to represent and covenant that the summarized Pledged Securities are held by Borrower, free and clear of any lien, claim or encumbrance other than any security interest in favor of Lender.
     (b) Borrower agrees that in all instances the total value of the Pledged Securities will be sufficient to support the outstanding Advances. If a change in market conditions or the status of an issuer reduces the total value of any Pledged Securities below the level necessary to collateralize the Advances, Borrower shall either (i) pledge additional Auction Rate Securities and/or Variable Rate Demand Notes sufficient to restore the total value of such Pledged Securities to a level such that the Borrowing Base equals or exceeds the aggregate amount of outstanding Advances, or (ii) pay the Advances to the extent required to reduce the aggregate amount of outstanding Advances to an amount not in excess of the Borrowing Base.
     (c) The security interests granted by Borrower to Lender and Borrower’s duties with respect thereto are set forth in more detail in the Collateral Pledge Agreement (Broker-Dealer ARS Facility) dated as of the date hereof (the “Collateral Pledge Agreement”).
     9. Conditions Precedent to Advances. In addition to requirements for the making of any Advance set forth elsewhere in this Agreement, and without limiting the discretion of Lender to make or refuse to make any Advance, Lender shall not make any Advance hereunder unless and until Lender has received all of the following, in form and substance satisfactory to Lender:
     (a) This Agreement, the Note, the Collateral Pledge Agreement, the Guaranty, and an Article 9 Certificate (collectively, along with the UCC Financing Statement referred to below, the “Credit Documents”), all properly executed;
     (b) A Uniform Commercial Code Financing Statement in a form acceptable for filing with the Delaware Secretary of State;

     (c) The following organizational information of Borrower: (i) a copy of the resolutions adopted by the board of directors of Borrower, authorizing the execution, delivery and performance of the Credit Documents and certified by the Secretary of Borrower; (ii) copies of the Certificate of Incorporation and By-Laws of Borrower, certified by its Secretary as being true and correct copies thereof; (iii) a certificate signed by the Secretary of Borrower as to the incumbency and signature of the person or persons authorized to execute and deliver the Credit Documents and all other documents referred to in this Agreement and make requests for advances hereunder; and (iv) a certificate of good standing issued by the Delaware Secretary of State;
     (d) The following organizational information of Guarantor: (i) a copy of the resolutions adopted by the board of directors of Guarantor, authorizing the execution, delivery and performance of the Guaranty and certified by the Secretary of Guarantor; (ii) copies of the Certificate of Incorporation and By-Laws of Guarantor, certified by its Secretary as being true and correct copies thereof; (iii) a certificate signed by the Secretary of Guarantor as to the incumbency and signature of the person or persons authorized to execute and deliver the Credit Documents and all other documents referred to in this Agreement and make requests for advances hereunder; and (iv) a certificate of good standing issued by the Delaware Secretary of State;
     (e) UCC search results for Borrower from the Delaware Secretary of State;
     (f) An opinion of counsel from Faegre & Benson LLP, counsel for Borrower and Guarantor;
     (g) Payment of a closing fee in the amount of $250,000.00; and
     (h) Such other documents and information as reasonably requested by Lender.
     10. Events of Default; Remedies. The occurrence of any one of the following shall constitute a default (each an “Event of Default”) by Borrower under this Agreement: (a) if Borrower shall fail to pay any (i) principal amount of any Advance, when due and payable, or declared due and payable, or (ii) interest on any Advance within five (5) days after the date on which such payment of interest shall become due and payable, or declared due and payable; (b) if Borrower shall fail to pledge additional Auction Rate Securities and/or Variable Rate Demand Notes as required under Section 8(b) above; (c) if Borrower or Guarantor shall default in the performance or observance of any other of their obligations under this Agreement or any of the other Credit Documents, and such default shall remain uncured for a period of fifteen (15) days after notice from Lender; (d) if any representation, warranty, statement, report or certificate made or delivered by Borrower or Guarantor, or any of their officers, employees or agents, to Lender is not true and correct in any material respect when made or deemed made; (e) If Borrower or Guarantor shall (i) become insolvent, (ii) not be paying its debts generally as such debts become due, (iii) make an assignment for the benefit of creditors or cause or suffer any of their respective assets to come within the possession of any receiver, trustee or custodian, (iv) have a petition filed by or against Borrower or Guarantor under the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation, (v) have any of its assets attached, seized or levied upon, or (vi) otherwise become the subject of any insolvency or creditor enforcement proceedings, provided however, that any involuntary petition or other proceeding against Borrower or Guarantor shall not be an Event of Default unless an order for relief is entered or such proceeding remains undismissed for at least sixty (60) days; (f) if Borrower or Guarantor shall default in the payment, when due, whether by acceleration or otherwise, of any indebtedness of Borrower in excess of $1,000,000, and such default is declared and is not cured within the time, if any, specified there for in any agreement governing the same, or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness of Borrower; (g) if one or more judgments or decrees shall be entered against Borrower or Guarantor involving, individually, or in the aggregate, a liability of $1,000,000 or more and such judgments or decrees shall not have been satisfied, vacated, discharged or stayed pending appeal within thirty (30) days after the entry thereof; or (h) if this Agreement, the Note, or any other Credit Documents executed by Borrower or Guarantor at any time after their respective execution and delivery, shall cease to be in full force and effect, shall be declared null and void, shall be revoked or terminated or shall be subject to any contest by Borrower or Guarantor as to their validity and/or enforceability, for any reason, or if Borrower or Guarantor shall for any reason deny any further liability to Lender hereunder and thereunder. Upon the occurrence and during the continuance of any Event of Default, Borrower may not request any Advance under this Agreement, Lender may then forthwith cease making Advances to or for the benefit of Borrower under this Agreement without any notice to Borrower, and Lender may terminate this Agreement; provided that this Agreement shall automatically terminate, and all amounts Borrower owes Lender hereunder and under the Note shall become due, without any notice should an order for relief be entered with respect to Borrower under the United States Bankruptcy Code. Upon an Event of Default, with notice by Lender to or demand by Lender of Borrower, Lender may declare all

Advances to be immediately due and payable. Lender, in its sole discretion, upon the occurrence of and during the continuance of an Event of Default may exercise one or more of the rights and remedies accruing to Lender under this Agreement or the other Credit Documents, and/or applicable law upon default by Borrower, including, without limitation, the right to set off and/or reduce to cash and apply to the payment of any of Borrower’s obligations, any monies, reserves, deposits, certificates of deposit, deposit accounts and interest and dividends thereon, securities, investment property, cash and other property in the possession of or under the control of Lender or any of Lender’s affiliates.
     11. Fees and Expenses. Borrower agrees, whether or not any Advance is made under this Agreement, to pay Lender upon demand for (a) all out-of-pocket costs and expenses and all reasonable attorneys’ fees incurred by Lender in connection with the preparation, documentation, negotiation and/or execution of this Agreement and the other Credit Documents, (b) all recording, filing and search fees and expenses incurred by Lender in connection with this Agreement and the other Credit Documents, (c) all out-of-pocket costs and expenses and all reasonable attorneys’ fees incurred by Lender in connection with (i) the preparation, documentation, negotiation and execution of any amendment, modification, extension, renewal or restatement of this Agreement and/or any other Credit Document, and (ii) the preparation of any waiver or consent under this Agreement and/or under any other Credit Document, and (d) if an Event of Default occurs, all out-of-pocket costs and expenses and all reasonable attorneys’ fees incurred by Lender in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. Borrower’s obligations under this Section 11 shall survive the Termination Date.
     12. Reporting Requirements and Inspections. Until the Termination Date and thereafter until the Note and all other obligations of Borrower under this Agreement are paid in full, in addition to the Collateral Summaries and other information described in Section 8 above, Borrower will provide to Lender (a) at Lender’s request, an updated, detailed list of the Pledged Securities, and (b) from time to time such other information and reports as Lender may reasonably request, including but not limited to quarterly and annual financial statements of Borrower and Guarantor. Borrower shall, at all times, maintain accurate books and records covering all collateral subject to the Collateral Pledge Agreement, and Lender shall have the right by or through any of its representatives, attorneys or accountants to audit those books and records, upon reasonable notice to Borrower.
     13. Miscellaneous. The following provisions shall also be applicable to Borrower’s obligations to Lender under this Agreement and the Note:
     (a) Amendments; Waivers. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and Borrower, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on Lender’s part to exercise, and no delay in Lender’s exercising, any right under this Agreement, the Note, the Collateral Pledge Agreement or any other Credit Document shall operate as a waiver thereof; nor shall any single or any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.
     (b) Governing Law; Binding Effect. This Agreement shall be deemed to be made under and shall be governed by and construed in accordance with the internal law, and not the law of conflicts, of the State of Minnesota. This Agreement shall be binding on Borrower, its representatives, successors and assigns, and shall inure to the benefit of, and be enforceable by, Lender, its successors, transferees and assigns. Notwithstanding the foregoing, Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations or duties under this Agreement without the prior written consent of Lender.
     (c) Lender Records. Lender shall maintain records as to advances and payments made, and interest accrued on, the Note, and said records shall be presumed accurate until the contrary shall have been established.
     (d) Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.
     (e) Regulations T and U. Borrower is subject to the provisions of Regulation T promulgated by the Board of Governors of the Federal Reserve System and does not extend or maintain credit to or for customers except in accordance with the provisions of such Regulation T. Borrower is an “exempted borrower” as defined by Regulation U. Upon request, Borrower shall provide to Bank a Certificate confirming that Borrower is in compliance with the provisions of Regulation T and U.
     (f) Compliance With Other Regulations: Borrower shall at all times comply with all present and future laws, rules and regulations applicable to it in the operation of its business, including but not limited to all rules and regulations of the Securities and Exchange Commission, the National Association of Securities Dealers, the Securities Investor Protection Corporation and any self-regulatory organization of which Borrower is a member. Borrower shall deliver to Bank, immediately upon its receipt or transmission thereof, any notices to or from any such organization that Borrower is in violation of any applicable net capital rule, including but not limited to Rule 15c3-1 of the Securities and Exchange Commission.
     (g) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, e-mail, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify. Each such notice, request or other communication shall be effective (a) if given by telecopier, when such telecopier is transmitted to the telecopier number specified in this Section and the appropriate answerback is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section.
     (h) Entire Agreement. The Credit Documents embody the entire agreement and understanding between Lender and Borrower with respect to the subject matter hereof, and supersede all prior agreements and understandings relating to the subject matter hereof.
     14. Termination. Unless terminated sooner by Lender pursuant to Section 10 above, this Agreement will terminate on August 19, 2008.
     15. Consent to Jurisdiction; Waiver of Jury Trial. BORROWER HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MINNESOTA STATE COURT SITTING IN THE COUNTY OF HENNEPIN, OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE DISTRICT OF MINNESOTA, AS LENDER MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED LOAN DOCUMENT, (b) AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (c) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (d) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (e) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND LENDER ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED LOAN DOCUMENTS.
     IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be duly executed by their duly authorized officers as of the date first written hereinabove.
(SIGNATURES ON FOLLOWING PAGE)

SIGNATURE PAGE-
LOAN AGREEMENT (BROKER-DEALER ARS FACILITY)

Borrower: PIPER JAFFRAY & CO.
By:	/s/ Thomas P. Schnettler
Thomas P. Schnettler, Vice Chairman and CFO

By:	/s/ Debbra L Schoneman
Debbra L. Schoneman, Treasurer

100 S. 5th Street, #1075 Minneapolis, Minnesota 55402 Attention: Treasury (612) (FAX) firmfund@pjc.com (e-mail)

Lender: U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Katherine K. Miller
Katherine K. Miller, Senior Vice President

One US Bank Plaza (Mail Code SL-TW-11SI) St. Louis, Missouri 63101 Attention: Broker Dealer Division (314) 418-8394 (FAX) katherine.k.miller@usbank.com (e-mail)